EXHIBIT 99.1

Zygo Corporation and Subsidiaries Laurel Brook Road P.O. Box 448 Middlefield, Connecticut 06455-0448 Voice: 860-347-8506 Fax: 860-347-8372 http://www.zygo.com

January 20, 2009

BY FAX TO (503) 671-5698
AND FEDERAL EXPRESS

Electro Scientific Industries, Inc.
13900 NW Science Park Drive
Portland, OR 97229
Attention: Nicholas Konidaris

          Re:     Withdrawal of Recommendation

Dear Sirs:

          We refer to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 15, 2008, by and among Electro Scientific Industries, Inc., an Oregon corporation (“ESI”), Zirkon Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of ESI, and Zygo Corporation, a Delaware corporation (“Zygo”). Capitalized terms used in this letter that are not defined herein shall have the respective meanings given to them in the Merger Agreement.

          Notice is hereby given that Zygo’s Board of Directors has resolved to withdraw the original Company Board Recommendation, as permitted by the terms of the Merger Agreement.

          Zygo reserves all rights and remedies it may have under the Merger Agreement and all other appropriate actions as are available to Zygo in equity or under applicable law. Nothing contained in this letter is intended to waive any rights, remedies, or recourse available to Zygo.

ZYGO CORPORATION

By:	/s/ J. BRUCE ROBINSON
J. Bruce Robinson
President and Chief Executive Officer

cc:	Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, OR 97204
Attention: Henry Hewitt, Esq.
Steven Hull, Esq.

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
Attention: Paul Jacobs, Esq.
Sheldon G. Nussbaum, Esq.